Exhibit 99.1
Salisbury Bancorp, Inc. Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: John F. Perotti, Chairman & Chief Executive Officer
860-435-9801 or jp@salisburybank.com

FOR IMMEDIATE RELEASE
January 31, 2005

SALISBURY BANCORP, INC. ANNOUNCES LEADERSHIP TEAM

Lakeville, Connecticut, January 31, 2005/PRNewswire…The Board of Directors of Salisbury Bancorp, Inc., a holding company for Salisbury Bank and Trust Company announced the election of John F. Perotti as Chairman of the Boards of Directors of the Company and the Bank. Mr. Perotti will continue to serve as Chief Executive Officer of both the Company and the Bank.

The Board also announced the appointment of Richard J. Cantele, Jr. as President and Chief Operating Officer of the Company and the Bank, and also appointed him a member of each Board. Further the Board announced the appointment of John F. Foley as Chief Financial Officer and Treasurer of the Company and the Bank.

Mr. Perotti has served as President and Chief Executive Officer and as a Director of Salisbury Bancorp, Inc. since its formation in 1998, and has served as an executive officer of the Bank since 1982.

Mr. Cantele has been an executive officer of the Bank since 1989 and an executive officer of the Company since 2001. Mr. Foley has been an executive officer of the Bank since 1986 and an executive officer of the Company since 1998.

John R. H. Blum, the current Chairman of the Board, who will continue as Presiding Director and as Chair of the executive committees, said, “together, John Perotti, Rick Cantele, and John Foley represent over 75 years of executive leadership of Salisbury Bank’s service of the financial needs of businesses and individuals throughout Northwest Connecticut and proximate communities in Massachusetts and New York. They lead an effective team of financial professionals including business, consumer and mortgage lenders, trust officers and customer service representatives with strong relationships with our local communities and businesses.”

John Perotti stated, “the success of Salisbury Bank and Trust Company reflects the long term commitment of the Bank’s employees, officers and directors to fulfilling our mission to be the leading community bank in the Tri-State area. Jack Blum has led our Board of Directors with a commitment that the Bank’s role should be to serve its customers, communities and shareholders.”

Rick Cantele stated, “I am proud to be named President and will carry on the strong traditions and values of my predecessors. I am optimistic and confident of the bright future for our Bank. We are blessed with a strong capital base, quality earning assets, a highly competent and motivated team of employees along with a management team, which will enable me to draw upon the experience and insights of two former bank Presidents (John Perotti and Jerry Baldwin), as we build our presence in the Tri-State area. I am pleased to announce that we expect to open a new branch in Sheffield, Massachusetts later this quarter. The branch will improve convenience for our Berkshire County customers.”

Safe Harbor Statement: Except for the historical information contained in this press release, the matters described herein include forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports of Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.